Exhibit 24

POWER OF ATTORNEY

        Each person below designates and appoints ROBERT D. SZNEWAJS and RICHARD R. RASMUSSEN and each of them, his or her true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by West Coast Bancorp, an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 200,000 additional shares of common stock of West Coast Bancorp, to be issued pursuant to the West Coast Bancorp 2002 Stock Incentive Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he or she could do in person, hereby ratifying and confirming all that such attorneys-in-fact may lawfully do or cause to be done.

        IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 22nd day of August, 2006.

Signature	Title
/s/ Robert D. Sznewajs Robert D. Sznewajs	President, Chief Executive Officer and Director
/s/ Anders Giltvedt Anders Giltvedt	Executive Vice President and Chief Financial Officer
/s/ Kevin W. McClung Kevin W. McClung	Vice President and Controller
/s/ Lloyd D. Ankeny Lloyd D. Ankeny	Director, Chairman of the Board
/s/ Michael J. Bragg Michael J. Bragg	Director
/s/ Duane C. McDougall Duane C. McDougall	Director
/s/ Steven J. Oliva Steven J. Oliva	Director
/s/ J.F. Ouderkirk J.F. Ouderkirk	Director
/s/ Steven N. Spence Steven N. Spence	Director
/s/ David J. Truitt David J. Truitt	Director
/s/ Nancy Wilgenbusch Nancy Wilgenbusch, PhD.	Director